================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ____________________

                                    FORM 8-K

                              ____________________

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 17, 2000

                              ____________________

                              JG INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         Illinois                     001-00258                36-1141010
(State or other jurisdiction         (Commission            (I.R.S. Employer
     of incorporation)               File Number)          Identification No.)

                               5630 West Belmont
                            Chicago, Illinois 60634
             (Address of principal executive offices and Zip Code)

                                 (773) 481-5410
              (Registrant's telephone number, including area code)
                              ____________________

                                      N/A
                              ____________________
         (Former name or former address, if changed since last report)


================================================================================

Item 2.   Acquisition or Disposition of Assets.

     JG Industries, Inc. has sold to Ames Realty II, a subsidiary of Ames Department Stores, its interests in the leased real estate where seven of the eight Goldblatt's Department Stores were located for $7,526,000 ($545,000 of this amount is being held in an escrow account by Ames Realty II to pay for certain claims that may arise from the Company's prior use of the leased real estate). The sale to Ames Realty II took place pursuant to a previously announced Sale-Purchase Agreement. JG Industries has liquidated substantially all of its inventory and trade fixtures and is in the process of liquidating its remaining assets and settling its remaining liabilities. JG Industries plans to file a certificate of dissolution with the State of Illinois in approximately 30 days, and its only continuing business activities are in connection with its ongoing liquidation. JG Industries currently still anticipates that holders of common stock of JG Industries (including holders of JG Industries preferred stock which is convertible into common stock) will receive in excess of $1.00 in cash for each share of common stock. However, the inability of JG Industries to sell its remaining assets for anticipated proceeds or to settle outstanding disputes for anticipated amounts, unanticipated liabilities that arise during the ongoing liquidation and/or other changes that occur during the course of the liquidation could cause the actual amount received by holders of JG Industries stock to vary significantly from the currently anticipated amount. JG Industries also does not anticipate distributing any amount to shareholders in this liquidation prior to October 17, 2000 (when its indemnification obligations to Ames Realty II expire) and the liquidation could take significantly longer.

     The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results due to certain risks and uncertainties, including those discussed above and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired:  Not Applicable.

     (b)  Pro Forma Financial Information.

          No pro forma financial information is presented here because prior to and in conjunction with the closing of the sale of assets to Ames Realty II, all remaining operating assets of the Company have been liquidated. The Company ceased conducting business as of January 30, 2000, the end of its last fiscal year. If the sale of assets to Ames Realty II is assumed to have occurred at the beginning of this fiscal year, there would be no revenues or material assets, other than one piece of real property located at 4700-12 South Ashland Avenue, Chicago that the Company has agreed to sell pursuant to the terms of a Real Estate Sales Contract dated February 29, 2000.

     (c)  Exhibits.  The following exhibits are filed as a part of this report:

          Exhibit No.       Description
          -----------       -----------

          2.1 Sale-Purchase Agreement, dated as of February 2, 2000, among Goldblatt's Department Stores, Inc., JG Industries, Inc., Ames Realty II, and Ames Department Stores, Inc. (previously filed as Annex A to the Information Statement filed on Schedule 14C on March 10, 2000 (File No. 001-00258) and
                            incorporated herein by reference)

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JG INDUSTRIES, INC.

                              By:  /s/ CLARENCE FARRAR
                                   -------------------
                                    Clarence Farrar
                                    President



April 25, 2000

                                 Exhibit Index

Exhibit No.         Description
-----------         -----------

2.1 Sale-Purchase Agreement, dated as of February 2, 2000, among Goldblatt's Department Stores, Inc., JG Industries, Inc., Ames Realty II, and Ames Department Stores, Inc. (previously filed as Annex A to the Information Statement filed on
                    Schedule 14C on March 10, 2000 (File No. 001-00258) and incorporated herein by reference)